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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 21, 2014, relating to the consolidated financial statements of Legacy Reserves LP and the effectiveness of Legacy Reserves LP's internal control over financial reporting appearing in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2013 and our report dated August 14, 2014, relating to the statement of revenues and direct operating expenses of the WPX Acquisition Properties for the year ended December 31, 2013, appearing in the Partnership's Current Report on Form 8-K/A filed on August 14, 2014.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
Houston, Texas
October 17, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm